Exhibit 10.24

Form of Lock-Up Agreement

Francesca’s Holdings Corporation

Lock-Up Agreement

            , 2012

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Francesca’s Holdings Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Francesca’s Holdings Corporation, a Delaware corporation (the “Company”), and with the selling stockholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock of the Company with a par value of $0.01 (the “Common Stock”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, announce the intention to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or exercise any right with respect to the registration of any of the Undersigned’s Shares, or demand or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the Public Offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 12 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may (i) transfer the Undersigned’s Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) transfer the Undersigned’s Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) sell shares of Common Stock acquired by the Undersigned in open market transactions after the completion of the Public Offering, or (iv) transfer the Undersigned’s Shares with the prior written consent (a “Waiver”) of the Representatives on behalf of the Underwriters, provided that in the case of clauses (i), (ii) and (iii), no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period. The foregoing restrictions shall also not apply (a) to the registration of or sale to the Underwriters of any shares of Common Stock pursuant to the Underwriting Agreement as part of the Public Offering and (b) the exercise by the Undersigned of any stock options granted under any Company stock incentive plan as described in the prospectus related to the Public Offering (other than any disposition of shares of Common Stock as a result of a “cashless” exercise of any such stock options) provided that in each case all shares of Common Stock received by the Undersigned upon such exercise shall thereafter be subject to the restrictions contained in this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, limited partnership, limited liability company or other entity, the undersigned may transfer shares of Common Stock to its limited partners, members or stockholders, or any wholly-owned subsidiary of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares of Common Stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value and no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

For any Waiver to be granted by the Representatives on behalf of the Underwriters, at least two business days before such Waiver takes effect, the Representatives will notify the Company of the impending Waiver and announce the impending Waiver through a major news service as referred to in FINRA Rule 5131(d)(2)(B), except where the Waiver is effected solely to permit a transfer of shares of Common Stock that is not for consideration and where the transferee has agreed in writing that the transferee is receiving and holding such shares of Common Stock subject to the provisions of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares, as referred to in FINRA Rule 5131(d)(2)(A), the undersigned may purchase in the Public Offering pursuant to an allocation of Shares that is directed in writing by the Company.

Notwithstanding anything herein to the contrary, the Underwriters and their affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if (i) the sale of the Shares contemplated by the Underwriting Agreement is not completed by February 29, 2012, or (ii) the Company notifies the Representatives that it does not intend to proceed with the public offering of the Common Stock, this Letter Agreement shall terminate, and the undersigned shall be released from all obligations hereunder.

This agreement and any matters related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The undersigned agrees that any suit or proceeding arising in respect of this Lock-Up Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the undersigned agrees to submit to the jurisdiction of, and to venue in, such courts.

Very truly yours,

Exact Name of Party to Lock-Up Agreement

Authorized Signature

Title